UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2007

Date of Report (Date of earliest event reported)

Merix Corporation

(Exact Name of Registrant as Specified in Charter)

Oregon	0-23818	93-1135197
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15725 SW Greystone Court, Suite 200, Beaverton, Oregon 97006

(Address of principal executive offices, including Zip Code)

503-716-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

July 11, 2007, Section 4.5 of Merix’ bylaws was amended by the Board of Directors to provide that the chair of the Board would be a Board appointee. Section 4.5 previously stated that the chair of the Board would be Merix’ chief executive officer. In addition, the Board amended Section 4.6 of Merix’ bylaws to provide that the president shall be the chief executive officer, unless the Board designates another Merix officer to serve as chief executive officer. Section 4.6 previously stated that the president would be the chief operating officer. The amended Section 4.6 also outlines new roles and responsibilities for the president. The text of Sections 4.5 and 4.6 of the amended bylaws is filed as an exhibit to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.2	Text of Sections 4.5 and 4.6 of the Merix Corporation bylaws, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2007	/s/ Russell Pattee
Russell Pattee
Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
3.2	Text of Sections 4.5 and 4.6 of the Merix Corporation bylaws, as amended.